Exhibit 99.1

COMCAST ANNOUNCES EXPIRATION DATE RESULTS FOR amended
POOL 2 EXCHANGE OFFERS AND amended Pool 2 CASH OFFERS

Philadelphia, Pennsylvania, October 6, 2025 - Comcast Corporation (Nasdaq: CMCSA)

Exchange Offers

Comcast Corporation (Nasdaq: CMCSA) (“Comcast”) today announced the preliminary expiration date results of its two separate private offers to exchange (collectively, the “Amended Pool 2 Exchange Offers”) any and all of the outstanding series of notes listed in the tables below (collectively, the “Pool 2 Notes”) for newly issued 5.168% Notes due 2037 (the “New 2037 Notes”) on the terms and subject to the conditions set forth in the Offering Memorandum dated September 22, 2025 as supplemented by the Supplement to the Offering Memorandum dated September 29, 2025 (as supplemented, the “Amended Offering Memorandum”), the eligibility certification and the accompanying exchange offer notice of guaranteed delivery (the “Amended Exchange Offer Notice of Guaranteed Delivery” which, together with the Amended Offering Memorandum and the eligibility certification, constitute the “Amended Exchange Offer Documents”). Unless otherwise defined herein, capitalized terms related to the Amended Pool 2 Exchange Offers used under the heading “Exchange Offers” have the respective meanings assigned thereto in the Amended Exchange Offer Documents.

The tables below indicate, among other things, the aggregate principal amount of each series of Pool 2 Notes validly tendered for exchange and not validly withdrawn at or prior to the Amended Pool 2 Exchange Offer Expiration Date (as defined in the Amended Offering Memorandum) in connection with Comcast’s offer to exchange any and all of its outstanding notes listed below for the New 2037 Notes:

Pool 2 Notes

Acceptance Priority Level	Title of Series of Pool 2 Notes to be Exchanged	CUSIP	Principal Amount Outstanding (mm)	Aggregate Principal Amount Tendered for Exchange	Principal Amount Tendered for Exchange by the Amended Pool 2 Exchange Offer Expiration Date	Principal Amount Tendered for Exchange Subject to Guaranteed Delivery
1	4.150% Notes due 2028	20030N CT6	$3,975	$384,716,000	$371,143,000	$13,573,000
2	4.550% Notes due 2029	20030N ED9	$1,000	$101,319,000	$99,684,000	$1,635,000

As the aggregate principal amount of each series of Pool 2 Notes validly tendered for exchange and not validly withdrawn at or prior to the Amended Pool 2 Exchange Offer Expiration Date is less than the Amended Pool 2 New 2037 Notes Maximum Amount (as defined in the Amended Offering Memorandum), subject to the satisfaction or waiver of the conditions of the Amended Pool 2 Exchange Offers described in the Amended Offering Memorandum, Comcast expects to accept for exchange all such Pool 2 Notes validly tendered for exchange and not validly withdrawn at or prior to the Amended Pool 2 Exchange Offer Expiration Date. Assuming such acceptance and assuming all Pool 2 Notes tendered for exchange subject to guaranteed delivery are delivered pursuant to the Guaranteed Delivery Procedures, Comcast expects to issue approximately $491 million aggregate principal amount of New 2037 Notes in exchange for such Pool 2 Notes. The actual aggregate principal amount of New 2037 Notes that will be issued on the Amended Pool 2 Exchange Offer Settlement Date (as defined in the Amended Offering Memorandum) in exchange for such Pool 2 Notes is subject to change, based on the amount of Pool 2 Notes delivered pursuant to the Guaranteed Delivery Procedures.

If and when issued, the New 2037 Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. Therefore, the New 2037 Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. Comcast will enter into a registration rights agreement with respect to the New 2037 Notes.

Global Bondholder Services Corporation is acting as the Information Agent and the Exchange Agent for the Amended Pool 2 Exchange Offers. Questions or requests for assistance related to the Amended Pool 2 Exchange Offers or for additional copies of the Amended Exchange Offer Documents may be directed to Global Bondholder Services Corporation at (212) 430-3774. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Amended Pool 2 Exchange Offers. The Amended Exchange Offer Documents can be accessed at the following link: https://gbsc-usa.com/eligibility/comcast

Cash Offers

Comcast today announced the preliminary expiration date results of its two separate offers to purchase for cash (the “Amended Pool 2 Cash Offers”) any and all of each series of Pool 2 Notes, on the terms and subject to the conditions set forth in the Offer to Purchase dated September 22, 2025 as supplemented by the Supplement to the Offer to Purchase dated September 29, 2025 (as supplemented, the “Amended Offer to Purchase”), the certification instructions letter (the “Certification Instructions Letter”) and the accompanying cash offer notice of guaranteed delivery (the “Amended Cash Offer Notice of Guaranteed Delivery” which, together with the Amended Offer to Purchase and the Certification Instructions Letter, constitute the “Amended Cash Offer Documents” and, collectively with the Amended Exchange Offer Documents, the “Amended Offer Documents”). Only holders who are not Exchange Offer Eligible Holders (“Cash Offer Eligible Holders”) are eligible to participate in the Amended Pool 2

Cash Offers. Holders of Pool 2 Notes participating in the Amended Pool 2 Cash Offers are required to complete the Certification Instructions Letter and certify that they are Cash Offer Eligible Holders.

Unless otherwise defined herein, capitalized terms used under the heading “Cash Offers” related to the Amended Pool 2 Cash Offers have the respective meanings assigned thereto in the Amended Cash Offer Documents.

The tables below indicate, among other things, the aggregate principal amount of each series of Pool 2 Notes validly tendered for purchase and not validly withdrawn at or prior to the Amended Pool 2 Cash Offer Expiration Date (as defined in the Amended Offer to Purchase) in connection with Comcast’s offer to purchase any and all of its outstanding notes listed below:

Pool 2 Notes

Acceptance Priority Level	Title of Series of Pool 2 Notes	CUSIP	Principal Amount Outstanding (mm)	Aggregate Principal Amount Tendered	Principal Amount Tendered by the Amended Pool 2 Cash Offer Expiration Date	Principal Amount Tendered Subject to Guaranteed Delivery
1	4.150% Notes due 2028	20030N CT6	$3,975	$378,596,000	$378,596,000	-
2	4.550% Notes due 2029	20030N ED9	$1,000	$67,614,000	$67,614,000	-

As the aggregate principal amount of each series of Pool 2 Notes validly tendered for purchase and not validly withdrawn at or prior to the Amended Pool 2 Cash Offer Expiration Date is less than the Amended Maximum Pool 2 Consideration Amount (as defined in the Amended Offer to Purchase), subject to the satisfaction or waiver of the conditions of the Amended Pool 2 Cash Offers described in the Amended Offer to Purchase, Comcast expects to accept for purchase all such Pool 2 Notes validly tendered for purchase and not validly withdrawn at or prior to the Amended Pool 2 Cash Offer Expiration Date. The actual aggregate principal amount that will be payable on the Amended Pool 2 Cash Offer Settlement Date for such Pool 2 Notes is subject to change, based on the amount of Pool 2 Notes delivered pursuant to the Guaranteed Delivery Procedures.

Global Bondholder Services Corporation is acting as the Information Agent and the Tender Agent for the Amended Pool 2 Cash Offers. Questions or requests for assistance related to the Amended Pool 2 Cash Offers or for additional copies of the Amended Cash Offer Documents may be directed to Global Bondholder Services Corporation at (212) 430-3774. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Amended Pool 2 Cash Offers. The Amended Cash Offer Documents can be accessed at the following link: https://www.gbsc-usa.com/comcast

Comcast refers to the Amended Pool 2 Exchange Offers and the Amended Pool 2 Cash Offers, collectively, as the “Amended Pool 2 Offers.”

This announcement is for informational purposes only. This announcement is not an offer to purchase or a solicitation of an offer to purchase any of the securities described herein. The Amended Pool 2 Exchange Offers are being made solely pursuant to the Amended Offering Memorandum and related documents and the Amended Pool 2 Cash Offers are being made solely pursuant to the Amended Offer to Purchase and related documents. The Pool 2 Offers are not being made to holders of Pool 2 Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Amended Pool 2 Offers to be made by a licensed broker or dealer, the Amended Pool 2 Offers will be deemed to be made on behalf of Comcast by the dealer managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

The Amended Pool 2 Exchange Offers are only being made, and the New 2037 Notes are only being offered and will only be issued, and copies of the Amended Exchange Offer Documents were only made available, to holders of Pool 2 Notes (1) that are either (a) “qualified institutional buyers,” or “QIBs,” as that term is defined in Rule 144A under the Securities Act, in a private transaction in reliance upon an exemption from the registration requirements of the Securities Act or (b) persons other than “U.S. persons,” as that term is defined in Rule 902 under the Securities Act, in offshore transactions in reliance upon Regulation S under the Securities Act, or a dealer or other professional fiduciary organized, incorporated or (if an individual) residing in the United States holding a discretionary account or similar account (other than an estate or a trust) for the benefit or account of a non-“U.S. person,” and (2) (a) if located or resident in any Member State of the European Economic Area, who are persons other than “retail investors” (for these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a “qualified investor” as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”)), and consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the New 2037 Notes or otherwise making them available to retail investors in the European Economic Area has been prepared and therefore offering or selling the New 2037 Notes or otherwise making them available to any retail investor in the European Economic Area may be unlawful under the PRIIPs Regulation; (b) if located or resident in the United Kingdom, who are persons other than “retail investors” (for these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA), and consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the New 2037 Notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the New 2037 Notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation; or (c) if located or resident in a province of Canada, who are “accredited investors” as such term is defined in National Instrument 45-106 – Prospectus Exemptions, and, if resident in Ontario, section 73.3(1) of the Securities Act (Ontario), in each case, that are not individuals unless that person is also a “permitted client” as defined in National Instrument 31-103 – Registration Requirements, Exemptions and Ongoing Registrant Obligations (the “Exchange Offer Eligible Holders”). Only Exchange Offer Eligible Holders who completed and returned the eligibility certification are authorized to receive or review the Amended Offering Memorandum or to participate in the Amended Pool 2 Exchange Offers. For Canadian Eligible Holders tendering Pool 2 Notes, such participation is also conditioned upon the receipt of beneficial ownership information, including a completed certification form which is required if tendering Pool 2 Notes. There is no separate letter of transmittal in connection with the Amended Offering Memorandum.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements. Readers are cautioned that such forward-looking statements involve risks and uncertainties that could cause actual events or our actual results to differ materially from those expressed in any such forward-looking Statements. Readers are directed to Comcast’s periodic and other reports filed with the Securities and Exchange Commission and the “Risk Factors” contained in the Amended Offering Memorandum and the Amended Offer to Purchase for a description of such risks and uncertainties. We undertake no obligation to update any forward-looking statements.

Investor Contacts:
Marci Ryvicker (215) 286-4781
Jane Kearns (215) 286-4794
Marc Kaplan (215) 286-6527

Press Contacts:
Jennifer Khoury (215) 286-7408
John Demming (215) 286-8011

5